EXHIBIT 10.2
RESTRICTED STOCK AGREEMENT
     THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of ___, 200___, between QUINTANA MARITIME LIMITED, a Marshall Islands company (the “Company”), and ___(the “Director”). The parties agree as follows:
     1.     Award. Pursuant to the QUINTANA MARITIME LIMITED 2005 STOCK INCENTIVE PLAN (the “Plan”), as of the date of this Agreement, ___shares (the “Restricted Shares”) of the Company’s common stock shall be issued as hereinafter provided in the Director’s name subject to certain restrictions thereon. The Restricted Shares shall be issued upon acceptance hereof by Director and upon satisfaction of the conditions of this Agreement. The Director acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof.
     2.     Restricted Shares. The Director hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
           (a)     Forfeiture Restrictions. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions, and in the event of termination of the Director’s service as a member of the Board of Directors of the Company for any reason other than as provided in Section 2(b), the Director shall, for no consideration, forfeit to the Company all Restricted Shares then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of the service relationship are herein referred to as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.
           (b)     Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule provided that the Director has been continuously served as a member of the Board of Directors of the Company from the date of this Agreement through the lapse date:

Number of Restricted Shares Granted as to Which
Lapse Date	Forfeiture Restrictions Lapse
___	___
___	___
___	___
___	___

Number of Restricted Shares Granted as to Which
Lapse Date	Forfeiture Restrictions Lapse
___	___
___	___
Notwithstanding the foregoing, if the Director’s service on the Board of Directors of the Company is terminated by reason of his death or disability (within the meaning of section 22(e)(3) of the Code) or if a Corporate Change occurs (as defined in the Plan), the Forfeiture Restrictions shall lapse as to all of the Restricted Shares then subject to the Forfeiture Restrictions. The Director is entitled to receive cash dividends paid on the Restricted Shares in the same amounts paid with respect to the Company’s common stock until the Forfeiture Restrictions lapse (at which time the Restricted Shares will no longer be subject to this Agreement and will be treated the same as other shares of the Company’s common stock) or the Restricted Shares are forfeited (after which time the Director will no longer be entitled to dividends with respect to any of the forfeited Restricted Shares).
           (c)     Book Entry. A book entry evidencing the Restricted Shares shall be made in your name in the books of the Company maintained by its transfer agent, pursuant to which you shall have all of the rights of a shareholder of the Company (except with respect to distributions as provided above) with respect to the Restricted Shares, including, without limitation, voting rights. The book entry shall reflect the restrictions on transfer set forth in Section 2(a) above. Upon vesting, the Company shall cause the book entry to be amended to remove any restrictions (except for any restrictions required pursuant to applicable securities laws or any other agreement to which you are a party) with respect to the Restricted Shares that have vested.
           (d)     Corporate Acts. The existence of the Restricted Shares shall not affect in any way the right or power of the Board of Directors of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 2(a) hereof shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original Restricted Shares for all purposes of this Agreement and the certificates representing such stock, securities or other property shall be legended to show such restrictions.
     3.     Tax Election. If the Director makes the election authorized by section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Director shall submit to the Company a copy of the statement filed by the Director to make such election.

     4.     Status of Stock. The Director agrees that the Restricted Shares issued under this Agreement will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Director also agrees that (i) the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to reflect the Forfeiture Restrictions and to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would constitute a violation of the Forfeiture Restrictions or, in the opinion of counsel satisfactory to the Company, of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
     5.     Service Relationship. For purposes of this Agreement, the Director shall be considered to be providing services to the Company as long as the Director remains a member of the Board of Directors of the Company. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon the Director the right to continue providing serving as a member of the Board of Directors of the Company or affect in any way the right of the Company to terminate such membership at any time, subject to the Company’s Articles of Incorporation and By-laws.
     6.     Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Director, such notices or communications shall be effectively delivered if hand delivered to the Director at his principal place of employment or if sent by registered or certified mail to the Director at the last address the Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     7.     Amendment. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by the Director or by any employee, officer, or representative of the Company or by any written agreement unless signed by the Director and by an officer of the Company who is expressly authorized by the Company to execute such document.
     8.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Director.
     9.     Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Marshall Islands, without regards to conflicts of laws principles.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all as of the date first above written.

QUINTANA MARITIME LIMITED
By:
Name:
Title:

DIRECTOR —————————————————————— [Name of Director]